UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 5, 2011

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On August 5, 2011, 3M Company entered into a $1.5 billion, five-year revolving credit agreement (the “Credit Agreement”) with J.P. Morgan Securities LLC and Citicorp Global Markets Inc. as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. as administrative agent, Citibank, N.A. as syndication agent, Deutsche Bank Securities Inc. as documentation agent, and a syndicate of lenders as defined in the Credit Agreement.

Under the Credit Agreement, 3M pays a facility fee that varies between 0.050% and 0.100%, depending on our credit rating. Revolving advances denominated in U.S. Dollars carry, at 3M’s option, either the “base rate” of interest in effect plus the applicable margin, or the “eurocurrency rate” which is a periodic fixed LIBOR plus the applicable margin.  Borrowings denominated in a currency other than U.S. Dollars carry the “eurocurrency rate.” The “base rate” of interest is the highest of (i) JPMorgan Chase Bank, N.A.’s prime rate, (ii) the Federal Funds Rate plus 0.50%, and (iii) one-month LIBOR plus 1.00%.  The applicable margin includes a market rate spread which is a rate per annum equal to the credit default swap mid-rate spread of 3M for the applicable tenor.  This spread varies between 0.200% and 0.875% depending on our credit rating.  The applicable margin for “eurocurrency rate” advances is the market rate spread.  The applicable margin for “base rate” advances is the market rate spread minus 1.00% (but not less than 0%).

The Credit Agreement includes a provision under which 3M may request an increase of the total facility up to $2 billion, with the grant of such request at the lenders’ discretion.  The Credit Agreement contains customary representations, warranties and covenants, including but not limited to covenants restricting our ability to incur liens, merge or consolidate with another entity. Further, the Credit Agreement contains a covenant requiring us to maintain our EBITDA to Interest Ratio as of the end of each quarter at not less than 3.0 to 1. This is calculated as the ratio of consolidated EBITDA for the four consecutive quarters then ended to interest payable on all funded debt for the same period.

The full terms and conditions of the credit facility are set forth in the Credit Agreement. A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.  The Credit Agreement replaces the $1.5 billion, five-year revolving credit agreement dated as of April 30, 2007 among 3M, the lenders named therein and Citibank, N.A. as administrative agent.

Some of the lenders named under the Credit Agreement and their affiliates have various relationships with 3M and its subsidiaries involving the provision of financial services, including cash management, investment banking, foreign exchange and trust services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the Credit Agreement is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits:

Exhibit Number	Description of Exhibits
10.1	Five Year Credit Agreement dated as of August 5, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Secretary

Dated: August 10, 2011

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
10.1	Five Year Credit Agreement dated as of August 5, 2011